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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 17, 1997 included in Physicians' Specialty Corp.'s Prospectus dated March 20, 1997 and to all references to our Firm included in this registration statement.

                                        ARTHUR ANDERSEN LLP

Atlanta, Georgia
November 28, 1997